EXH. 99.17(B)


                        NATIONS INTERNATIONAL GROWTH FUND
                               NATIONS FUND, INC.


                                   PROXY CARD
                 SPECIAL MEETING OF SHAREHOLDERS-AUGUST 1, 2000

         The undersigned hereby appoints Robert B. Carroll, Richard H. Blank, Jr. and Carolyn Wyse (the "Proxies") and each of them, attorneys and proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting of Shareholders of Nations International Growth Fund (the "Fund") of Nations Fund, Inc. (the "Company") to be held at One Bank of America Plaza, 33rd Floor, Charlotte, North Carolina at 10:00 a.m. (Eastern time), on Tuesday, August 1, 2000, and at any adjournment or adjournments thereof. The proxies will cast votes according to the number of shares of the Fund which the undersigned may be entitled to vote with respect to the proposals set forth below, in accordance with the specification indicated, if any, and with all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at such meeting, and hereby ratifies and confirms all that said attorneys and Proxies, or either of them, may lawfully do by virtue thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE COMBINED PROXY STATEMENT/PROSPECTUS, DATED JUNE 14, 2000.

YOU ARE REQUESTED TO MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE EACH ACCOMPANYING PROXY BALLOT, WHICH IS BEING SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS. THIS IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. YOU ALSO MAY SUBMIT PROXIES: 1) BY FACSIMILE AT (704) 388-2641; 2) BY DIALING (800) 690-6903; OR 3) ON-LINE AT WEBSITE WWW.PROXYVOTE.COM. PROXIES MAY BE REVOKED AT ANY TIME BEFORE THEY ARE EXERCISED BY SUBMITTING TO THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

Please sign below exactly as your name(s) appear(s) hereon. Corporate proxies should be signed in full corporate name by an authorized officer. Each joint owner should sign personally. Fiduciaries should give full titles as such.

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              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NATIONS INTERNATIONAL GROWTH FUND

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSAL. PROXIES RETURNED WITHOUT ANY SPECIFICATION WILL BE VOTED IN FAVOR OF THE PROPOSAL.

Vote On Proposal

         To ratify and approve an interim investment sub-advisory agreement among Nations Fund, Inc., on behalf of Nations International Growth Fund, Banc of America Advisors, Inc. and Gartmore Global Partners for the period beginning on March 6, 2000 and ending on May [15], 2000.



                      |_|FOR         |_|AGAINST        |_|ABSTAIN

Vote On Proposal

         To ratify and approve an interim investment sub-advisory agreement among Nations Fund, Inc., on behalf of Nations International Growth Fund, Banc of America Advisors, Inc. and Gartmore Global Partners for the period beginning on May [15], 2000 and ending on May [31], 2000.



                      |_|FOR         |_|AGAINST        |_|ABSTAIN

Vote On Proposal

         To ratify and approve an an interim investment sub-advisory agreement among Nations Fund, Inc., on behalf of Nations International Growth Fund, Banc of America Advisors, Inc. and Gartmore Global Partners for the period beginning on May [31], 2000 and ending on the date of the reorganization described below (or, if the reorganization does not occur, on May [30], 2001).



                      |_|FOR         |_|AGAINST        |_|ABSTAIN

Vote On Proposal

         To approve a proposed agreement and plan of reorganization, dated as of June 14, 2000 (the "Reorganization Agreement"), between Nations Fund, Inc., on behalf of Nations International Growth Fund, and Nations Reserves, on behalf of Nations International Equity Fund.



                      |_|FOR         |_|AGAINST        |_|ABSTAIN

         In their discretion, the Proxies, and either of them, are authorized to vote upon any other business that may properly come before the meeting, or any adjournment(s) thereof, including any adjournment(s) necessary to obtain requisite quorums and/or approvals.



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                                         Signature                    Date

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                                  Signature (Joint Owners)            Date